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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): July 5, 2000 (June 27, 2000)

                          Commission file number 0-8804

                          THE SEIBELS BRUCE GROUP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

        SOUTH CAROLINA                                       57-0672136
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(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

1501 LADY STREET (PO BOX 1), COLUMBIA, SC                        29201
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (803) 748-2000
                                                   --------------

(Former Name or Former Address, if Changed Since Last Report): NOT APPLICABLE
                                                               --------------


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ITEM 5.  OTHER EVENTS

On June 27, 2000, The Seibels Bruce Group Inc. ("the Company") announced it is discontinuing its Nashville, Tennessee nonstandard automobile Managing General Agency operations, Graward General Companies, Inc. ("Graward"). Since the acquisition in May of 1998, the Graward operations have performed poorly. After two years of continued operating losses, the Company has decided to discontinue this business. The Company evaluated this operation and determined it could not produce a profit in the foreseeable future. The Company plans to work with The Vision Insurance Group, LLC of Nashville to allow Vision to provide insurance to select customers as their policies come up for renewal.

Seibels Bruce will take a charge of approximately $18 million in the second quarter of 2000 related to costs associated with exiting the operation, including a non-cash charge of $14.9 million in goodwill. Other costs associated with exiting the operation include the write-down of certain fixed and operating assets, accrual of occupancy costs and accrual of severance and other personnel-related costs.


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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                THE SEIBELS BRUCE GROUP, INC.
                                                -----------------------------
                                                         (Registrant)



Date:  July 5, 2000                     /s/ John E. Natili.
     -------------------               --------------------
                                       John E. Natili
                                       President and Chief Operating Officer


Date:  July 5, 2000                     /s/ Matthew P. McClure
     -------------------               -----------------------
                                       Matthew P. McClure
                                       General Counsel and Corporate Secretary


Date:  July 5, 2000                     /s/ Bryan D. Rivers, CPA
     -------------------               -------------------------
                                       Bryan D. Rivers, CPA
                                       Controller (Principal Accounting Officer)